EXHIBIT 5



                                 Law Offices
                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                 12th Floor
                            734 15th Street, N.W.
                           Washington, D.C.  20005
                                 __________

                          Telephone: (202) 347-0300
                          Facsimile: (202) 347-2172


December 22, 2000



Board of Directors
MCSi, Inc.
4750 Hempstead Station
Dayton, Ohio  45429

    Re:  Registration Statement on Form S-8
         1,000,000 Shares of Common Stock

Gentlemen:

    We are special counsel to MCSi, Inc., a Maryland corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 100,000 shares of common stock, no par value ("Common Stock"), to be issued pursuant to the Corporation's Amended and Restated 2000 Non-Employee Director Stock Option Plan (the "Director Plan") and relating to the registration of up to 900,000 shares of Common Stock to be issued pursuant to the Corporation's 2000 Stock Option Plan (the "Employee Plan") upon the exercise of stock options (collectively the "Plans"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the
outstanding Common Stock of the Corporation.   We have been requested by the
Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

    For this purpose, we have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and the Bylaws of the Corporation, the Plans, a specimen stock certificate


Board of Directors
December 22, 2000
Page 2


evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for the opinions expressed herein. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we have determined to be relevant for this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to stock options granted under the terms of the Employee Plan and the Director Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the stock options; (ii) on the dates the stock options are exercised, the stock options granted under the terms of the Employee Plan and the Director Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the stock options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Employee Plan and the Director Plan, when issued and sold pursuant to the respective option plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Employee Plan and the Director Plan and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                             By:  /s/ Jeffrey A. Koeppel
                                 ---------------------------------
                                     Jeffrey A. Koeppel, a Partner